Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CONTINUING OPERATIONS	Three Months Ended	Three Months Ended
	December 31, 2004	December 31, 2003

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 2,137	$ 3,949	$ 6,086	$ 2,128	$ 3,899	$ 6,027
Undistributed Earnings	252	456	708	469	834	1,303

Income from Continuing Operations	$ 2,389	$ 4,405	$ 6,794	$ 2,597	$ 4,733	$ 7,330

Average Basic Shares Outstanding	13,584	24,555	38,139	13,728	24,371	38,099

Basic Earnings Per Share from Continuing Operations	$0.18	$0.18		$0.19	$0.19

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,137	$ 3,959	$ 6,096	$ 2,128	$ 3,908	$ 6,036
Undistributed Earnings	250	448	698	466	828	1,294

Income from Continuing Operations	$ 2,387	$ 4,407	$ 6,794	$ 2,594	$ 4,736	$ 7,330

Average Diluted Shares Outstanding	13,807	24,718	38,525	13,728	24,423	38,151

Diluted Earnings Per Share from Continuing Operations	$0.17	$0.18		$0.19	$0.19

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 2,389	$ 4,405	$ 6,794	$ 2,597	$ 4,733	$ 7,330

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	5	5
Performance share awards	--	10	10	--	4	4

Reduction of Undistributed Earnings - allocated based on Class A and Class B shares	(2)	(8)	(10)	(3)	(6)	(9)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 2,387	$ 4,407	$ 6,794	$ 2,594	$ 4,736	$ 7,330

Average Shares Outstanding for Basic EPS Calculation	13,584	24,555	38,139	13,728	24,371	38,099

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	27	27
Performance share awards	--	66	66	--	25	25
Restricted share units	223	97	320	--	--	--

Average Shares Outstanding for Diluted EPS Calculation	13,807	24,718	38,525	13,728	24,423	38,151

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the current year period, all 2,440,000 stock options outstanding were antidilutive and were excluded from the dilutive calculation. For the prior year period, 1,067,000 out of 2,741,000 stock options outstanding were antidilutive and were excluded from the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CONTINUING OPERATIONS	Six Months Ended	Six Months Ended
	December 31, 2004	December 31, 2003

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 4,283	$ 7,885	$ 12,168	$ 4,256	$ 7,798	$ 12,054
Undistributed Earnings (Loss)	67	121	188	(326)	(579)	(905)

Income from Continuing Operations	$ 4,350	$ 8,006	$ 12,356	$ 3,930	$ 7,219	$ 11,149

Average Basic Shares Outstanding	13,605	24,524	38,129	13,733	24,358	38,091

Basic Earnings Per Share from Continuing Operations	$0.32	$0.33		$0.29	$0.30

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 4,283	$ 7,907	$ 12,190	$ 4,256	$ 7,808	$ 12,064
Undistributed Earnings (Loss)	60	106	166	(330)	(585)	(915)

Income from Continuing Operations	$ 4,343	$ 8,013	$ 12,356	$ 3,926	$ 7,223	$ 11,149

Average Diluted Shares Outstanding	13,828	24,690	38,518	13,733	24,392	38,125

Diluted Earnings Per Share from Continuing Operations	$0.31	$0.32		$0.29	$0.30

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 4,350	$ 8,006	$ 12,356	$ 3,930	$ 7,219	$ 11,149

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	3	3
Performance share awards	--	22	22	--	7	7

Reduction of Undistributed Earnings - allocated based on Class A and Class B shares	(7)	(15)	(22)	(4)	(6)	(10)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 4,343	$ 8,013	$ 12,356	$ 3,926	$ 7,223	$ 11,149

Average Shares Outstanding for Basic EPS Calculation	13,605	24,524	38,129	13,733	24,358	38,091

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	11	11
Performance share awards	--	68	68	--	23	23
Restricted share units	223	98	321	--	--	--

Average Shares Outstanding for Diluted EPS Calculation	13,828	24,690	38,518	13,733	24,392	38,125

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the current year period, all 2,498,000 stock options outstanding were antidilutive and were excluded from the dilutive calculation. For the prior year period, 1,140,000 out of 2,832,000 stock options outstanding were antidilutive and were excluded from the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATION	Three Months Ended	Three Months Ended
	December 31, 2004	December 31, 2003

Basic:
Class A	$(0.02)	$(0.02)
Class B	$(0.02)	$(0.01)
Diluted:
Class A	$(0.01)	$(0.02)
Class B	$(0.02)	$(0.02)

(Unaudited)	(Unaudited)
Six Months Ended	Six Months Ended
December 31, 2004	December 31, 2003

Basic:
Class A	$(0.03)	$(0.04)
Class B	$(0.04)	$(0.04)
Diluted:
Class A	$(0.03)	$(0.04)
Class B	$(0.03)	$(0.04)

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
(INCLUDING DISCONTINUED OPERATION)	Three Months Ended	Three Months Ended
	December 31, 2004	December 31, 2003

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 2,137	$ 3,949	$ 6,086	$ 2,128	$ 3,899	$ 6,027
Undistributed Earnings	11	19	30	208	369	577

Net Income	$ 2,148	$ 3,968	$ 6,116	$ 2,336	$ 4,268	$ 6,604

Average Basic Shares Outstanding	13,584	24,555	38,139	13,728	24,371	38,099

Basic Earnings Per Share	$0.16	$0.16		$0.17	$0.18

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,137	$ 3,959	$ 6,096	$ 2,128	$ 3,908	$ 6,036
Undistributed Earnings	7	13	20	204	364	568

Net Income	$ 2,144	$ 3,972	$ 6,116	$ 2,332	$ 4,272	$ 6,604

Average Diluted Shares Outstanding	13,807	24,718	38,525	13,728	24,423	38,151

Diluted Earnings Per Share	$0.16	$0.16		$0.17	$0.17

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
(INCLUDING DISCONTINUED OPERATION)	Six Months Ended	Six Months Ended
	December 31, 2004	December 31, 2003

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 4,283	$ 7,885	$ 12,168	$ 4,256	$ 7,798	$ 12,054
Undistributed Loss	(370)	(667)	(1,037)	(855)	(1,517)	(2,372)

Net Income	$ 3,913	$ 7,218	$ 11,131	$ 3,401	$ 6,281	$ 9,682

Average Basic Shares Outstanding	13,605	24,524	38,129	13,733	24,358	38,091

Basic Earnings Per Share	$0.29	$0.29		$0.25	$0.26

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 4,283	$ 7,907	$ 12,190	$ 4,256	$ 7,808	$ 12,064
Undistributed Loss	(380)	(679)	(1,059)	(858)	(1,524)	(2,382)

Net Income	$ 3,903	$ 7,228	$ 11,131	$ 3,398	$ 6,284	$ 9,682

Average Diluted Shares Outstanding	13,828	24,690	38,518	13,733	24,392	38,125

Diluted Earnings Per Share	$0.28	$0.29		$0.25	$0.26